Exhibit 23.4
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of ATAI Life Sciences N.V. of our report dated August 13, 2025, relating to the financial statements of Beckley Psytech Limited, which appears in ATAI Life Sciences N.V.'s Current Report on Form 8-K dated September 29, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
September 29, 2025